Exhibit 99.1

Intelligent Bio Solutions Signs South American Distribution Agreement with TSCOM for Fingerprint Drug Screening System and Secures First Order

NEW YORK, July 6, 2023 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company developing and delivering intelligent, rapid, non-invasive testing solutions, today announced it has signed a distribution agreement for its Intelligent Fingerprinting Drug Screening System with Chile-based company TSCOM SPA, increasing the product’s availability across South America. The Company further announced it received its first order under this agreement, coming from a Chile-based electrical distribution company.

The Intelligent Fingerprinting solution, which is widely recognized as the world’s first fingerprint-based drug testing system, analyzes fingerprint sweat to screen for recent drug use, including cannabis, cocaine, opiates, and methamphetamine. The innovative product provides a quick, easy, non-invasive and dignified alternative to traditional point-of-care drug testing methods, such as urine and saliva. The portable system enables workplace managers to conduct simple, non-intrusive testing anytime and almost anywhere, serving as a deterrent and encouraging employees to adhere to Health & Safety policies.

Pablo Riera, Director at TSCOM SPA, said, “At TSCOM, we’re looking forward to offering the innovative Intelligent Fingerprinting drug screening system to the South American market, and we’ll initially be targeting workplaces, government operations and healthcare providers across Chile. We have been tracking the increasing adoption of fingerprint-based drug screening for some while and believe the Intelligent Fingerprinting solution provides a great alternative for users of more traditional testing methods.”

TSCOM SPA will offer customers a comprehensive local service, from initial training to ongoing technical support and the re-supply of drug screening cartridges.

Mr. Riera added, “We’re seeing a lot of local interest in the innovative fingerprint-based test and have already won our first order from a Chile-based electrical distribution company for several readers. This customer quickly recognized the advantages of the fingerprint test system – easy-to-use, in-house, portable, non-invasive, and more hygienic than traditional alternatives. We are currently carrying out training and helping the client as they introduce fingerprint testing in their workplace.”

Harry Simeonidis, President and CEO of Intelligent Bio Solutions, commented, “Fingerprint drug testing is increasingly being regarded as the smart alternative for workplace drug screening. Since we acquired Intelligent Fingerprinting in Q3 2022, we have been working to expand our global reach for this innovative testing solution. We are excited to extend our market reach into South America through our partnership with TSCOM SPA. We are thrilled they have moved so quickly to secure their first customer for our solution.”

INBS’s Intelligent Fingerprinting Drug Screening System comprises a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in under a minute before the portable analysis unit provides an on-screen result in under ten minutes.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (the “Company”) (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. This hygienic, and cost-effective system is designed to screen for recent use of drugs commonly found in the workplace, including opioids, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit http://www.ibs.inc/

About TSCOM

Established over 10 years ago, TSCOM advises on and provides a comprehensive range of monitoring, security and detection solutions to support workplace health and safety, including drug and alcohol testing, GPS monitoring systems, and state-of-the-art security solutions.

For more information, visit: www.tscom.cl

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to consummate the proposed transaction described in this press release, develop, and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com